Delinquencies
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent
N/A
N/A
57
$7,481,485.08
14
$1,166,544.44
4
$798,300.63
75
$9,446,330.15
Foreclosure
0
$0.00
0
$0.00
0
$0.00
15
$2,313,897.47
15
$2,313,897.47
Bankruptcy
11
$1,124,799.72
1
$77,119.22
1
$21,546.81
1
$187,894.33
14
$1,411,360.08
REO
N/A
N/A
0
$0.00
0
$0.00
0
$0.00
0
$0.00
FB(Contractual)
0
$0.00
0
$0.00
0
$0.00
0
$0.00
0
$0.00
Total
11
$1,124,799.72
58
$7,558,604.30
15
$1,188,091.25
20
$3,300,092.43
104
$13,171,587.70
Trustee
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent
Foreclosure
Bankruptcy
REO
FB(Contractual)
Total
0
$0.00
Trustee Report
Foreclosure Top 5 States
State
Count
UPB
% of Total UPB
Average Days In Foreclosure
State Average
OK
3
$222,720.57
0.03%
12.0
186
CA
3
$1,358,818.91
0.20%
14.0
117
TX
2
$147,470.17
0.02%
14.0
97
OH
2
$218,760.26
0.03%
14.0
217
SC
1
$70,160.00
0.01%
14.0
180
Default Summary Dashboard (OTS)
Date: 6/30/2005 11:37:52 AM Deal Number: SASCO 2005-NC1 Report As of: 5/30/2005
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